SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2004

SPANTEL COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Florida	0-25124	65-0782227

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5192 10th Avenue North, Suite D, Lake Worth, FL 33463

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (804) 967-4258

(Former name or former address, if changed since last report)

Item 4 – Changes in Registrant’s Certifying Accountant

     Effective March 17, 2004, Spantel Communications, Inc. (the “Company”) retained Staley, Okada and Partners as its new certifying accountants, replacing Spicer, Jeffries & Co.

Spicer, Jeffries & Co. advised the Company on March 16, 2004 that its professional liability insurance coverage for public reporting companies was not renewed by its previous insurance carrier and that they had been unsuccessful in obtaining new insurance coverage for public registrants.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Spicer, Jeffries & Co.’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Neither prior report of Spicer, Jeffries & Co. for the fiscal years ending December 31, 2002 or December 31, 2001 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. However the report of Spicer for these fiscal years included an emphasis related to the uncertainties as to our ability to continue as a going concern.

The decision to accept Spicer, Jeffries & Co.’s resignation and engage new auditors was approved by the Board of Directors.

On March 17, 2004, the Company engaged the firm of Staley, Okada and Partners as its new certifying accountants to examine the books and records of the Company for the fiscal year ending December 31, 2003.

Exhibit 16.     Letter of Spicer, Jeffries & Co. regarding change in certifying accountant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANTEL COMMUNICATIONS, INC.
By:	/s/ JOSE RAMON BASTERRA
Its: PRESIDENT

Dated: March 23, 2004

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